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                                                                 EXHIBIT (10)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 33-43654 of ML of New York Variable Annuity Separate Account A on Form N-4 of our reports on (i) ML Life Insurance Company of New York dated February 27, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph for the change in accounting method in 2004 for long-duration contracts to conform to Statement of Position 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long Duration Contracts and for Separate Accounts"), and (ii) ML of New York Variable Annuity Separate Account A dated March 31, 2006, and (iii) ML of New York Variable Annuity Separate Account B dated March 31, 2006, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, which are a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

/s/  DELOITTE & TOUCHE LLP

New York, New York
April 21, 2006